Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2021, relating to the consolidated financial statements of Surgery Partners, Inc. and subsidiaries and the effectiveness of Surgery Partners, Inc. and subsidiaries’ internal control over financial reporting appearing in the Annual Report on Form 10-K of Surgery Partners, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Nashville, Tennessee
November 5, 2021